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                                                                    EXHIBIT 10.7



                                REFLECTONE, INC.
                         1997 LONG-TERM INCENTIVE PLAN



WHEREAS, it is in the best interest of Reflectone, Inc. (Reflectone) to attract and retain executives and other key employees who can contribute to Reflectone's long-term success; and

WHEREAS, Reflectone finds that it is in its best interest to establish a direct link between the increase in the value of the business and the compensation of executives and other key employees;

NOW THEREFORE, Reflectone hereby establishes the following 1997 Long-Term Incentive Plan:




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                                   ARTICLE I

I.1 Name of the Plan. The name of the plan is the Reflectone, Inc. 1997 Long-Term Incentive Plan (the "Plan").

I.2 Purpose. The purpose of the Plan is to reward selected employees of Reflectone, Inc. and its consolidated subsidiaries (the "Company") for increasing the value of the business as measured over a period of years.


                                   ARTICLE II

II.1 Administration The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company, or such other Committee comprised of two or more Directors, none of whom shall be officers or employees of the Company, as the Board may designate.

         The Committee shall have authority in its discretion, but subject to the express provisions of the Plan, to: 1) determine the Participants (as defined in Section II.3); 2) approve the awards to all Participants; 3) approve all calculations made according to the Plan and determine the Earned Awards (as defined in Section IV.2) for all Participants; 4) approve the payments, in whole or in part, for any Earned Awards; 5) amend or modify the terms of any Earned Award with the written consent of the Participant; 6) accelerate the time at which all or any part of an award may be paid; 7) prescribe, amend and rescind rules and regulations relating to the Plan and its administration; 8) interpret the Plan and make any and all determinations necessary or appropriate for the administration of the Plan, subject to the authority of the Board of Directors to amend, suspend, or terminate the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

II.2 Eligibility. Executive officers and selected other key employees of the Company, as determined by the Committee, are eligible to participate in the Plan.

II.3 Participation. Individuals will be selected from among the eligible employees and approved by the Committee to participate in the Plan (the "Participant" or "Participants"). The Committee will determine the participation of the President and Chief Executive Officer. The President and Chief Executive Officer will recommend other Participants for the Committee's review and approval. Participants will be selected based on their ability to contribute to the long-term increase in the value of the Company. Participants shall be notified of their selection to participate in the Plan as soon as is practicable after their selection as a Participant. Selection of Participants shall apply only to the applicable Performance Period; selection to participate in one Performance Period does not create an entitlement to or guarantee of participation in future Performance Periods. The Company will maintain a list of Participants and their Target Awards (as defined in Section IV.1) for





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         each Performance Period.  Except as provided for in Section II.4,
         Participants must be employed full-time by the Company on the date of the Target Award and maintain continuous employment in the same position, a similar position, or a position of increased responsibility due to promotion, through the end of the Performance Period. The Committee, in its sole discretion, and based on the recommendation of the President and Chief Executive Officer, may approve the participation of an executive officer or other key employee in the Plan for any Performance Period, after the date of a Target Award but prior to the end of the first year of the Performance Period if the Committee determines that, as the result of internal promotion, outside recruitment or other reasons, such employee may have a significant impact on the value of the Company by the end of the Performance Period (a "New Participant").

         In that event, the New Participant may receive a full or pro-rata award, as determined by the Committee.

II.4 Termination of Employment. Participants of this Plan whose employment with the Company terminates for any reason forfeit all unearned Target Awards outstanding under the Plan. The Committee may approve the payment of pro-rata awards (to be paid at the end of the Performance Period) for a Plan Year (as defined in Section III.1) to Participants who, due to death, disability, retirement or involuntary termination of employment by the Company other than for cause have their employment with the Company terminated.. No such payments may be authorized under the Plan to a Participant whose employment is terminated for cause.


                                  ARTICLE III

III.1 Performance Period. For each January 1st this Plan is in effect, the "Plan Year" shall be the period of time from January 1st through December 31st of the same year. The dates for measurement of performance shall be the three-year period beginning January 1st of each Plan Year and ending thirty-six months thereafter (the "Performance Period").


                                   ARTICLE IV

IV.1 Target Award. For each Plan Year the Committee will establish a Target Award for each Participant. The Target Award may vary from Participant to Participant at the discretion of the Committee. The Target Award may be expressed as a stated dollar amount or as a percentage of salary. The Company will maintain a list of Participants and their Target Awards for each Plan Year. The President and Chief Executive Officer may recommend Target Awards for Participants other than himself, subject to the review and approval of the Committee. Only the Committee may establish the Target Award for the President and Chief Executive Officer. The sum total of all Target Awards for a Plan Year constitutes





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         the "Target Award Pool" for that Plan Year.  The Target Award Pool will be calculated consistent with the methodology employed to calculate the Earned Award Pool (as defined in Section V.1), except the calculation of the Target Award Pool will be based upon the Company's budget for the Plan Year and the projections for the following two years (the "Targeted Performance Criteria") as detailed in the Company's latest Strategic Plan or Ten Year Forecast.

IV.2 Earned Award. The Target Award establishes each Participant's incentive opportunity for a given Performance Period. The actual incentive earned by a Participant for a Performance Period (the "Earned Award"), may be less than, equal to, or greater than the Target Award; however, the Participants Earned Award will bear the same relationship to the Earned Award Pool as the Participants Target Award has to the Target Award Pool.

IV.3 Notification. For each Plan Year the Committee will, as soon as practical after the Target Awards have been calculated in accordance with Section IV.1 of the Plan, notify each Participant of their Target Award. Such notification shall include, but need not be limited to, the Target Award, the Performance Period, and the Targeted Performance Criteria.

         As soon as practical after Earned Awards for a Plan Year have been calculated in accordance with Section V.1 of the Plan, the Committee will notify each Participant of their Earned Award.


                                   ARTICLE V

V.1 Performance. Performance under the Plan shall be calculated as soon as practical after the end of the Performance Period. It is anticipated that performance under the Plan will be calculated during the month of February immediately following the end of the Performance Period. Performance for a Plan Year will be calculated using the following criteria:

             AVERAGE NET INCOME - The algebraic sum of the Company's annual Net
                 Income (income after dividends and taxes) for each of the three years in the Performance Period divided by three. Where N = Net Income for one year in the Performance Period the calculation would be:

                 (N1+N2+N3) / 3 = AVERAGE NET INCOME

             AVERAGE CAPITAL EMPLOYED - The algebraic sum of the value of the
                 Company's shareholders' equity on the first day of each of the three years in the Performance Period plus the value of shareholders' equity on the last day of the Performance Period divided by four. Where E = the value of shareholders' equity the calculation would be:





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                  (E1+E2+E3+E4) / 4 = AVERAGE CAPITAL EMPLOYED


             THE SUM TOTAL OF THE EARNED AWARDS FOR ALL PARTICIPANTS (THE "EARNED AWARD POOL") SHALL BE CALCULATED AS FOLLOWS:

             - Divide the Average Net Income by the Average Capital Employed to determine the Average Return On Capital ("AROC").

             - Where the AROC is less than or equal to 15%, the Earned Award Pool shall be ZERO and no further calculations are necessary.

             - Where the AROC is greater than 15% but is less than or equal to 20%; the Earned Award Pool shall be equal to 10% of the return above 15% calculated as:

                EARNED AWARD POOL = AVERAGE CAPITAL EMPLOYED (.10 (AROC - .15))

             - Where AROC is greater than 20% but is less than or equal to 30%; the Earned Award Pool shall be the sum of 10% of the return between 15% and 20% plus 20% of the return between 20% and 30% calculated as:

                 EARNED AWARD POOL = AVERAGE CAPITAL EMPLOYED (.10 (.05)) PLUS AVERAGE CAPITAL EMPLOYED (.20 (AROC - .20)).

             -    Where AROC is greater than 30%; the Earned Award Pool shall be the SUM of 10% of the return between 15% and 20% PLUS 20% of the return between 20% and 30% plus 25% of the return above 30% calculated as:


                 EARNED AWARD POOL = AVERAGE CAPITAL EMPLOYED (.10 (.05)) PLUS AVERAGE CAPITAL EMPLOYED (.20 (.10)) PLUS
                 AVERAGE CAPITAL EMPLOYED (.25 (AROC - .30))

                 THE EARNED AWARD FOR EACH PARTICIPANT SHALL BE CALCULATED AS
                 FOLLOWS:

             - Each Participant's Earned Award will be calculated by taking the percentage the Participant's Target Award is of the Target Award Pool times the Earned Award Pool.





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                                   ARTICLE VI

VI.1 Effective Date. The Plan shall become effective as of the date it is first approved by the Board of Directors of the Company.
             Awards may be made under the Plan retroactive to the first day of the fiscal year in which the Board approves the Plan, subject to the Committee's approval of the Target Awards.

VI.2 Life of the Plan. The Plan shall continue in effect until such time as the Board of Directors of the Company shall choose to amend, terminate, or suspend the Plan.


VI.3 Amendment or Termination of the Plan. The Board of Directors of the Company may amend, terminate, or suspend the Plan at any time and for any reason.

VI.4 No Retroactive Effect on Earned Awards. No amendment, suspension or termination will affect the rights of any Participant to any Earned Award which was not yet paid, in whole or in part, prior to the amendment, termination, or suspension of the Plan.


                                  ARTICLE VII

VII.1 Determination of Earned Award. Subject to the Participation requirements of Section II.2 of the Plan, for each Plan Year a Participant shall be deemed to have earned and shall have the right to receive their Earned Award at the end of the Performance Period for that Plan Year which shall be distributed to each Participant in accordance with Section VII.2 below.

VII.2 Distributions. Earned Awards shall be paid to Participants as follows:

             - 50% (the "Initial Distribution") to be paid as soon as practical after the calculation of Earned Awards. It is anticipated payments to Participants of the Initial Distribution would be made in the month of February following the Performance Period.

             - 50% (the "Final Distribution") to be paid in February of the year following the Initial Distribution.

         All distributions shall be paid in cash. Participants are not entitled to interest or any other compensation for the time value of money on Earned Awards pending payment.

         Earned Awards shall be payable to Participants in accordance with this
         Section VII.2 regardless of the continued employment of the Participant with the Company. Initial Distributions and Final Distributions from different Plan Years may be made concurrently.





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                                  ARTICLE VIII

VIII.1 Corporate Obligation. The Company shall be solely responsible for the payment of all Earned Awards under the Plan. Such obligations represent only a general corporate commitment and each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances, the rights of Participants to any asset held by the Company will be no greater than the rights expressed in the Plan. Nothing contained in the Plan will constitute a guarantee by the Company that the assets will be sufficient to pay Earned Awards under the Plan or place the Participant in a secured position ahead of general creditors of the Company. No policy or other specific asset of the Company has been or will be set aside, or will in any way be transferred to any trust or will be pledged for the performance of the Company's obligations under the Plan which would remove the policy or asset from being subject to the general creditors of the Company.


                                   ARTICLE IX

IX.1     Limitation of Rights.  Nothing in the Plan will be construed:

         a) to give a Participant any right with respect to any benefit except in accordance with the terms of the Plan;

         b) to limit in any way the right of the Company to terminate a Participant's employment;

         c) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration;

         d) to give a Participant or any other person claiming through the Participant any interest or right under the Plan other than that of any unsecured general creditor of the Company.

IX.2 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a beneficiary who is a minor or incompetent, the Company is authorized to pay the funds due to the parent of the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

IX.3 Nonalienation of Benefits. No right or benefit provided in the Plan will be transferable by the Participant except, upon his or her death, to a named beneficiary as provided in the Plan. No right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under the



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         Plan will in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.

IX.4 Reliance Upon Information. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon the information supplied by any officer of the Company or the Company's legal counsel, independent accountants or other advisors in connection with the administration of the Plan will be deemed to have been taken in good faith.

IX.5 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the remainder of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

IX.6 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant as set forth in the Company's employment records.. Notice will be deemed to be given as of the date of hand delivery, or, if delivery is by mail, as of the date shown on the postmark.

IX.7 Corporate Re-structure. In the event that the Company or a subsidiary shall merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, including a going private transaction or a leverage buy out, any Earned Awards which have not yet been paid shall be paid in full in a lump sum as of the date the transaction closes. Any unearned awards for Performance Periods extending beyond the date the transaction closes shall be forfeited. In lieu of such forfeitures, the Committee, in its sole discretion, may authorize the payment of such awards in full, or on a pro-rated basis based upon the portion of the Performance Period completed as of the transaction date. Alternatively, the Committee may arrange for Target Awards to remain outstanding and for performance to be measured and Earned Awards to be determined and paid according to Plan.

         In determining the increase in the value of the business under the foregoing circumstances, the Committee may consider the net proceeds of the transaction in lieu of the valuation methodology established if such transaction value is greater than the calculated business value.

IX.8 Adjustments. Any other provision of the Plan to the contrary notwithstanding, the Committee, in its sole discretion, may take such action as it shall deem reasonable and appropriate in the determination of the Target Awards, performance measures, business valuation methodology, performance evaluation, and determination and payment of Earned Awards to adjust for the distortive effects, if any, of any singular event(s) and/or extraordinary item(s) arising in the conduct of the business of the Company, including, but



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         not limited to, a change in accounting method, tax policy, or capital structure, and/or the sale of assets and/or business operations, including or excluding gains or losses from such activities.

IX.9 Corporate Rights. The existence of the Plan shall not affect the right or power of the Company to make adjustments, recapitalizations, reorganization, or other changes to the Company's capital structure or its business(es); issue bonds or debentures, common or preferred stock or warrants; repurchase outstanding shares; dissolve or liquidate the Company, or sell or transfer any assets or parts of its business, or any other corporate act, whether of a similar character or otherwise.

IX.10 Gender. Whenever any words are used in the Plan in the masculine, feminine, or neuter gender, they are to be construed as though they were also used in another gender in all cases where they would so apply.

IX.11 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Florida.


IN WITNESS WHEREOF, the Company has executed this document to evidence the Plan as adopted by the Board of Directors of Reflectone, Inc. on February 12, 1997
 .


                                       REFLECTONE, INC.


                                       /s/Richard W Welshhans
                                       ------------------------------------


                                       As Its: Vice President & CFO
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